EXHIBIT 10.66.1

AMENDMENT NO. 5 TO HYDRO-QUEBEC PARTICIPATION AGREEMENT

This Amendment is made as of the twenty-first day of October, 1993, and is by, between and among each of the signatories to the Hydro-Quebec Participation Agreement dated as of the first day of April, 1988, as amended by Amendment No. 1 thereto and Restatement thereof dated as of the thirty-first day of August, 1988, Amendment No. 2 thereto dated as of the twenty third day of August, 1989, Amendment No. 3 thereto dated as of the fifth day of September, 1990, and Amendment No. 4 thereto dated as of the thirty-first day of December, 1991, and amends and restates the Agreement as hereinafter provided. All signatories hereto specifically agree that each signatory will be fully bound by all the terms and conditions of the Hydro-Quebec Participation Agreement as thus amended and restated.

PRELIMINARY STATEMENT

At a Participants' special meeting held on October 21, 1993, the Participants agreed to amend the Agreement to limit the Participants' rights and obligations with respect to transactions under the Interconnection Agreement to those transactions that are approved by Vote of Participants, use transmission capacity normally scheduled for deliveries of Contract energy, or have a duration of not more than six months and to make certain related changes to clarify how a Participant's Interconnection Transactions Entitlement is determined and the procedure by which a Participant may elect not to participate in such transactions that are either approved by Vote or are for a term of not to exceed six months.

The Participants also Voted to direct the Joint Owners to execute an amendment (Amendment No. 3) to the Contract under which only Central Vermont Public Service Corporation and Green Mountain Power Corporation would remain as Vermont parties and that all Participants, including Central Vermont Public Service Corporation and Green Mountain Power Corporation, would continue to obtain their Contract entitlements to Schedule A/B Power and Schedule C Power pursuant to the Agreement.

Finally, the Agreement contains a number of provisions that no longer have any effect or that have never been and never will be given effect, including preconditions (under existing Article II) to this Agreement's effectiveness;

provisions (under existing Article V) governing the allocation of Schedule A/B power and initial allocations of Schedule C Power;

provisions (under existing Article VI) providing for analysis of the transmission paths available for the delivery of Contract power and energy;

provisions (under existing Article VII) providing for the assignment of transmission capacity in Existing Delivery
Facilities held by Excess Participants to Deficient Participants;

provisions (under existing Articles VIII and IX) for the joint construction or use of New Transmission Facilities and New
Block-Loading Facilities that have not been and will not be constructed or used; and

provisions (under existing Article X) providing for the recovery of costs of providing transmission to Deficient Participants or constructing New Transmission Facilities or New Block-Loading
Facilities.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the provisions of Section 13.3 of the Agreement, it is hereby agreed as follows;

1. Capitalized terms defined in Section 1.1 of the Agreement are used herein with the meanings therein provided.

2. By executing this Amendment No. 5, the signatories agree that the Agreement will be amended and restated as provided in Exhibit
1 hereto.

3. The signatories acknowledge and agree that this Amendment No. 5 may be effected by Vote of the Participants in accordance with their respective Interconnection Transactions Entitlements in effect as of the date on which this Amendment No. 5 is made.

4. This Amendment No. 5 will become binding upon the signatories to this Amendment and become effective as of the date first written above.

5. This Amendment No. 5's effectiveness is subject to all Approvals required for its execution and performance.

6. Any number of counterparts to this Amendment No. 5 may be executed, and each will have the same force and effect as an original instrument, as if all the parties to all the counterparts had executed the same instrument.

IN WITNESS WHEREOF, the signatories have caused this Amendment No. 5 to be executed by their duly authorized officers or agents.

BARTON VILLAGE, INC.

By /s/  Robert E. Arnold
Its: Manager, Electric Department

Address: PO Box D
         Barton, VT 05822


CENTRAL VERMONT PUBLIC SERVICE CORPORATION
By:  /s/  Robert de R. Stein
Its: Senior Vice President Engineering & Energy Resources

Address:  77 Grove Street
          Rutland, VT 05701




CITIZENS UTILITIES COMPANY

By:  John J. Lass
Its:

Address: High Ridge Park
         Stamford, CT 06905


VILLAGE OF ENOSBURG FALLS WATER AND LIGHT DEPARTMENT

By:  /s/
Its: Village Manager

Address: Enosburg Falls
         Vermont 05450



GREEN MOUNTAIN POWER CORPORATION

By:  /s/  Craig T. Myette
Its:

Address: PO Box 850
         So. Burlington
         Vermont 05402-0850


VILLAGE OF HYDE PARK, INC.

By:  /s/  Edward French, Jr.
Its:  Chairman, Trustee

Address: PO Box 37
         Hyde Park
         Vermont 05655


VILLAGE OF LUDLOW ELECTRIC LIGHT DEPARTMENT

By: /s/  Donald Ellison
Its: Chairman

Address: PO Box 289
         Ludlow, VT 05149


VILLAGE OF LYNDONVILLE ELECTRIC DEPARTMENT

By:  /s/ Kenneth C. Mason
Its: Manager

Address: 24 Main Street
         Lyndonville
         Vermont 05851





VILLAGE OF MORRISVILLE WATER AND LIGHT DEPARTMENT

By:  /s/  James C. Fox
Its:   Superintendent

Address: PO Box 325
         Morrisville
         Vermont 05661


VILLAGE OF NORTHFIELD ELECTRIC DEPARTMENT

By:  /s/
Its:  Municipal Manager

Address: 26 South Main Street
         Northfield
         Vermont 05663


VILLAGE OF ORLEANS, INC.

By:  /s/  John Morley, III
Its:  Superintendent

Address: Memorial Square
         Orleans, VT 05860


ROCHESTER ELECTRIC LIGHT AND POWER COMPANY

By: /s/  Thomas Pierce
Its:  President

Address: Route 100
         Rochester
         Vermont 05767


VILLAGE OF STOWE WATER AND LIGHT DEPARTMENT

By: /s/ Bernard C. Machia
Its:  General Manager

Address: Main Street
         Route 100
         Stowe, VT 05672


VERMONT ELECTRIC POWER COMPANY, INC.

By: /s/  Richard Mallary
Its: President

Address: PO Box 548
         Rutland, VT 05701





VERMONT MARBLE - POWER DIVISION
OF OMYA, Inc.

By:  /s/  John Mitchell
Its: President

Address 61 Main Street
        Proctor, VT 05765


WASHINGTON ELECTRIC COOPERATIVE, INC.

By:  /s/
Its: President

Address: PO Box 8
         Route 14
         East Montpelier
         Vermont 05651

(Subject to approval of the Rural Electrification Administration)

0000180.01

EXHIBIT 1

HYDRO-QUEBEC PARTICIPATION AGREEMENT

THIS AGREEMENT, restated as of the twenty-first day of October, 1993, is made as of the first day of April, 1988, and is by, between and among each of the electric utilities the names and principal addresses of which are set forth on the signature pages to this Agreement. Capitalized terms used in this Agreement, including the Preliminary Statement that follows, have the meaning defined in Section 1.1 hereof.

PRELIMINARY STATEMENT

The Contract Joint Owners have entered into a Contract with Hydro-Quebec for the purchase of power and energy. Pursuant to Schedules A and B of the Contract, Hydro-Quebec agrees to make available power and deliver associated energy respectively in the amount of up to 44 megawatts, for a five-year period commencing in late 1990, and 175 megawatts for a twenty-year period commencing in late 1995. Pursuant to Schedule C of the Contract, Hydro-Quebec agrees to make available power and deliver associated energy in the cumulative amount (under five sub-schedules) of up to 172 megawatts for periods of up to twenty-two years, 12 megawatts of which may be cancelled on or before November 1, 1996, and all of which purchases will commence by the year 2000.

The Contract Joint Owners desire to make this Contract's power and energy available to all of the Participants that have executed this Agreement, and the Participants desire unconditionally to assume the obligations therefor. Accordingly, this Agreement provides for the assignment or the right to purchase Contract power and energy to all Participants and permits each Participant to purchase and obligates it to pay for its Schedule A/B Share and its Schedule C Share of Contract power and energy and to provide its own transmission facilities therefor.

Finally, this Agreement establishes a decision-making procedure among all Participants and provides for certain aspects of its and the Hydro-Quebec Contract's administration through VELCO and by a Representative and an Operating Committee elected by the Participants, all as provided hereinafter.

Now, therefore, for good and valuable consideration, receipt of which is acknowledged by each signatory, the signatories to this Agreement agree and covenant as follows:

Article I -- Definitions; Construction

1.1 Capitalized terms used in this Agreement have the meaning defined in this Section 1.1.

1.1.1 Administration Costs: Reasonable and necessary costs, incurred by VELCO (or any other agent designated to perform VELCO's obligations hereunder), the Operating Committee, the Representative, or another Participant if approved by Vote in accordance with Section 3.1 hereof, to administer provisions of this Agreement, or by the Participants, acting collectively under this Agreement, including, without limitation, (a) costs incurred to render bills to Participants, make payment to Participants or Hydro-Quebec, and give Notice and conduct meetings as provided herein, (b) costs incurred by the Representative (and the employee or agent who acts therefor) and the Operating Committee (and any member or alternate thereof) to the extent incurred for the benefit of all Participants, including insurance in accordance with Section 3.2 hereof, (c) legal, accountants' or auditors' fees and expenses incurred for the benefit of all Participants, (d) engineers' fees and expenses if approved by Vote in accordance with Section 3.1 hereof, (e) the cost of obtaining and maintaining any Approvals required to execute, amend or perform this Agreement, the Contract or any of the transactions contemplated hereby or thereby, and (f) all costs incurred to administer this Agreement approved as part of the Participants' budget in accordance with Subsection 3.1.3 of this Agreement.

1.1.2 Agreement: This Hydro-Quebec Participation Agreement.

1.1.3 Approval or Approvals: Any certification, license, consent, order, acceptance for filing, permission to become effective, resolution, vote, or other approval required to execute, deliver, amend or perform this Agreement, and the transactions (including the purchase of Contract and Interconnection Agreements power and energy) contemplated hereby, including, without limitation, any such action required by a Participant's governing board, the Board, the Department, the Commission, the United States Department of Energy, the United States Department of Agriculture Rural Electrification Administration, in the case of a cooperative its members, in the case of a municipality its citizens, and any other such action or approval by any federal, state, or municipal entity or person, and specifically including, without limitation, a Certificate of Public Good pursuant to Section 248 of Title 30, Vermont Statutes Annotated, the performance of or compliance with any condition imposed thereunder and permission to become effective under the Federal Power Act by the Commission.

1.1.4 Block-Loading Facilities: Any transmission or distribution facility that is, or is capable of being, synchronized to the Hydro-Quebec system directly or through the system of a Participant.

1.1.5 Board: The State of Vermont Public Service Board.

1.1.6 CVPS: Central Vermont Public Service Corporation, a Vermont electric utility the principal place of business for which is located at the address set forth on the signature pages to this Agreement.

1.1.7 Citizens: Citizens Utilities Company, a Vermont electric utility the principal place of business or which is located at the address set forth on the signature pages to this Agreement.

1.1.8 Claim or Claims: A claim or claims hereunder for losses, liens, damages, demands, and causes of action, and all other claims of every kind or character, including the amount of judgments, settlements, awards, penalties, interest, court costs, and legal consultants' and experts' fees incurred in defense of same.

1.1.9 Commission: The United States Federal Energy Regulatory
Commission.

1.1.10 "Contract Joint Owners": CVPS and GMP, the two Vermont signatories to the Contract.

1.1.11 Contract: The agreement, denoted "Firm Power and Energy Contract," made the 4th day of December, 1987, between the Contract Joint Owners and Hydro-Quebec, which is attached to this Agreement as Exhibit A, as amended as of the date as of which this Agreement is restated and as may be amended from time to time hereafter (as provided therein and herein).

1.1.12 Department: The State of Vermont, acting through the
Department of Public Service.

1.1.13 Delivery Facilities or Delivery Facility: Collectively, the Highgate Interconnection, Phase I, Phase II, Existing
Block-Loading Facilities, and any facilities designated by a Participant under Subsection 4.5.1 of this Agreement;
individually, any such facility.

1.1.14 Existing Block-Loading Facilities: Block-Loading Facilities owned by Citizens, including its existing points of interconnection with Hydro-Quebec at Canaan, Derby Line and Norton, to the extent that such facilities are used to deliver power and energy (including Contract and Interconnection Agreements power and energy) to Citizens or to Participants that elect to transmit, distribute and deliver such power and energy by such facilities.

1.1.15 GMP: Green Mountain Power Corporation, a Vermont electric utility the principal place of business for which is located at the address set forth on the signature pages to this Agreement.

1.1.16 Highgate Interconnection: A back-to-back, direct-current converter facility in Highgate, Vermont, and a 345-kilovolt transmission line operating at 120 kilovolts in Highgate and Franklin, Vermont, that connects the converter facility to a Hydro-Quebec 120 kilovolt line in Bedford, Quebec, which facilities are jointly owned by the Joint Owners pursuant to the Highgate Joint Ownership Agreement.

1.1.17 Highgate Joint Owners or Joint Owner: Collectively, the eight signatories to the Highgate Joint-Ownership Agreement;
individually, any individual signatory thereto.

1.1.18 Highgate Joint-Ownership Agreement: The agreement, denoted "Agreement for Joint Ownership, Construction, and Operation of the Highgate Transmission Interconnection," made as of the first day of August, 1984, by, between and among the Highgate Joint Owners, as amended through and restated by Amendment No. 5 thereto dated as of the first day of January, 1987, and as may be amended from time to time hereafter.

1.1.19 Highgate Operating Agreement: The agreement, denoted "Highgate Operating and Management Agreement," made and entered into as of the first day of August, 1984, by and among VELCO and the Highgate Joint Owners, as amended through Amendment No. 3 thereto dated as of the first day of January, 1987, and as may be amended from time to time hereafter.

1.1.20 Hydro-Quebec: A body politic and corporate, duly incorporated and regulated by the Hydro Quebec Act (R.S.Q., Chapter H-5), having its head office and principal place of business at 75 Dorchester Blvd. West, Montreal, Quebec, Canada.

1.1.21 Interest Rate: One Hundred Twenty Percent (120%) of the current interest rate on prime commercial loans from time to time in effect at The First National Bank of Boston.

1.1.222 Interconnection Agreement: The agreement, denoted
"Interconnection Agreement," made and dated as of the 23rd day of February, 1987, between the Highgate Joint Owners and Hydro
Quebec, as may be amended from time to time hereafter (as provided therein and herein).

1.1.23 Interconnection Agreements: The Interconnection Agreement and the State Interconnection Agreement.

1.1.24 Interconnection Transactions Entitlement: A percentage that is calculated by determining the weighted average (in total firm kilowatts) of each Participant's Schedule A/B Share and its Schedule C Share, such calculation to be made by the representative on November 1 of each year.

1.1.25 Notice: Notice required by any provision of this Agreement made in accordance with Section 8.10 hereof.

1.1.26 Operating Committee: The operating committee established pursuant to section 3.2 of this Agreement.

1.1.27 Participants or Participant: Collectively, the signatories to this Agreement except VELCO; individually, any individual signatory except VELCO.

1.1.28 Participant Transaction: Any purchase of power or energy under the Interconnection Agreements that is (a) approved by Vote of the Participants at any annual or special meeting of the Participants, (b) agreed between the Operating Committee and Hydro-Quebec if and only to the extent that such purchase relates to that part of the capacity in any Delivery Facilities committed to deliveries of Schedule A/B Power or Schedule C Power that, in a given hour of a calendar year, is not required for such deliveries or (c) involves a term not to exceed six months.

1.1.29 Phase I: The first phase of a transmission interconnection known as the Quebec-New England HVDC Interconnection," consisting of a +450 kilovolt, direct-current transmission line between Norton, Vermont, and Monroe, New Hampshire, and a converter terminal, such facilities having a nominal transfer capability of 690 megawatts, plus certain reinforcements to the existing New England alternating-current, bulk-transmission system required therefor.

1.1.30 Phase I Agreements: The Phase I Support Agreements and the
Use Agreement.

1.1.31 Phase I Participants: Any Participant that has Phase I
Rights.

1.1.32 Phase I Rights: The right to use and to realize the benefit of Phase I established by the Phase I Support Agreements and the Use Agreement; for purposes of determining transmission capability, Phase I Rights means firm capability for transmission of Contract power and energy.

1.1.33 Phase I Support Agreements: The agreements, denoted "Phase I Vermont Transmission Line Support Agreement," and "Phase I Terminal Facility Support Agreement," each dated as of December 1, 1981, and each as amended through the date as of which this Agreement is restated and as may be amended from time to time hereafter.

1.1.34 Phase II: The second phase of a transmission interconnection known as the "Quebec-New England HVDC Interconnection," consisting of a +450 kilovolt, direct-current transmission line between Monroe, New Hampshire, and Groton, Massachusetts, and a converter terminal located in Groton, Massachusetts, such facilities having a nominal transfer capability of 1310 megawatts, plus certain reinforcements to the existing New England alternating-current, bulk-transmission system required therefor.

1.1.35 Phase II Agreements: The Phase II Support Agreements and the Use Agreement.

1.1.36 Phase II Participants: Any Participant that has Phase II
Rights.

1.1.37 Phase II Rights: The right to use and to realize the benefit of Phase II established by the Phase II Support Agreements and the Use Agreement; for purposes of determining transmission capability, Phase II Rights means firm capability for transmission of Contract power and energy.

1.1.38 Phase II Support Agreements: The agreements, denoted "Phase II Massachusetts Transmission Facility Support Agreement," "Phase II New Hampshire Transmission Facility Support Agreement," "Phase II New England Power AC Facility Support Agreement," and "Phase II Boston Edison AC Facility Support Agreement," each dated as of June 1, 1985, and each as amended through the date as of which this Agreement is restated and as may be amended from time to time hereafter.

1.1.39 Project 3 Agreement: The agreement, denoted "Transmission
Services Agreement for Project No. 3," among VPPSA and the VPPSA
Participants.

1.1.40 Pro Rata: An adjustment to a Participant's Share of any purchases of Contract and Interconnection Agreements power and energy, or the right to use any transmission facility used hereunder to transmit and deliver such power and energy under this Agreement, determined by the ratio of an individual Participant's Share of Schedule A/B Power or Schedule C Power or its Interconnection Transactions Entitlement to power and energy purchased pursuant to Schedule A or B to the Contract, Schedule C to the Contract or the Interconnection Agreements (as the case may be) to the Share of all Participants involved in the calculation.

1.1.40.1 Where the calculation involves Shares of both Schedule
A/B Power and Schedule C Power, the adjustment will be weighted in kilowatts based on a Participant's Share of Schedule A/B Power and Schedule C Power (if any).

1.1.41 Representative: The representative elected pursuant to Sub-section 3.1.1 of this Agreement.

1.1.42 Schedule A/B Participants: The Participants listed on
Schedule I to this Agreement.

1.1.43 Schedule A/B Power: Power and energy (and all rights related thereto) purchased pursuant to Schedule A or Schedule B of the Contract.

1.1.44 Schedule A/B Share: The Share of Schedule A/B Power specified on Schedule I to this Agreement.

1.1.45 Schedule C Participants: The Participants specified on
Schedule IIA to this Agreement.

1.1.46 Schedule C Power: Power and energy (and all rights related thereto) purchased pursuant to Schedule C of the Contract.

1.1.47 Schedule C Share: The amount of Schedule C Power purchased by a Participant under the five Contract sub-schedules specified on Schedule IIB to this Agreement.

1.1.48 Securities: Any stock certificate or other instruments evidencing equity, or any bonds, notes or other instruments evidencing indebtedness, issued to finance the construction of Delivery Facilities or any other obligations of a Participant required hy this Agreement.

1.1.49 Share: Either (as the case may be) a Participant's right in kilowatts and kilowatt-hours to any purchase of power and/or energy or a percentage interest in rights and obligations pursuant to any provision of this Agreement, the Contract or the Interconnection Agreement.

1.1.50 State Interconnection Agreement: The Agreement, denoted
"Interconnection Agreement," made on July 25, 1984, between the
Department and Hydro-Quebec.

1.1.51 Transmission Rights: A Participant's contractual right to use a Delivery Facility for transmission of energy if and to the extent such facility has been committed by the Participant for deliveries of Schedule A/B Power or Schedule C Power.

1.1.52 Use Agreement: The Agreement, denoted "Agreement with respect to Use of Quebec Interconnection," dated as of May 1, 1982, as amended through the date as of which this Agreement is restated and as may be amended from time to time hereafter.

1.1.53 VELCO: Vermont Electric Power Company, Inc., a Vermont electric utility, the principal place of business for which is located at the address set forth on the signature pages to this Agreement.

1.1.54 Vermont Phase I Agreement: The agreement, denoted "Vermont Participation Agreement for Quebec Interconnection," dated as of July 15 1982, between VELC0 and those Participants that have Phase I Rights, as amended through the date as of which this Agreement is restated and as may be amended from time to time hereafter.

1.1.55 Vermont Phase II Agreement: The agreement, denoted "Vermont Support Agency Agreement Re: Quebec Interconnection - Phase II," dated as of June 1, 1985, between and among VELCO and those Participants that have Phase II Rights as amended through the date as of which this Agreement is restated and as may be amended from time to time hereafter.

1.1.56 VPPSA: Vermont Public Power Supply Authority, a joint-action agency organized pursuant to Chapter 84 of Title 30, Vermont Statutes Annotated, the principal place of business for which is currently located at 512 St. George, Williston, VT 05495.

1.1.57 VPPSA Participant or VPPSA Participants: Individually, a Participant listed on Schedule IV to this Agreement that has rights to use a portion of VPPSA'S "ownership share" (under the Highgate Joint-Ownership Agreement) in the Highgate Interconnection; collectively, as the context requires, more than one or all such Participants.

1.1.58 Vote: A vote in accordance with Section 3 of this Agreement required to make any decision or determination made by the Participants pursuant to any provision or this Agreement.

1.2 This Agreement will be interpreted and governed as provided in this Section 1.2.

1.2.1 This Agreement will be governed by and construed in accordance with the laws of the State of Vermont.

1.2.2 If any clause or provision of this Agreement, or any part thereof, is declared invalid or unenforceable by any court, board, agency or other quasi-judicial tribunal having jurisdiction thereof, such invalidity or unenforceability will not affect the validity or enforceability of the remaining clauses and provisions of this Agreement.

1.2.3 All provisions of this Agreement providing for indemnification against any Claims for liability will apply to the full extent permitted by law, and regardless of fault, and will survive termination pursuant to this Agreement.

1.2.4 Any number of counterparts to this Agreement may be executed, and each will have the same force and effect as the original.

1.2.5 This Agreement, together with any other agreement expressly named or for which provision is expressly made herein, constitute the entire understanding among the signatories and supersedes any and all previous understandings pertaining to the subject matter of this Agreement.

1.2.6 Captions used to identify any article, section or subsection of this Agreement are for the convenience of the signatories only and will not be used to assist in interpreting any provision of this Agreement.

Article II -- Assignment of Contract Power; Performance of
Contract Obligations; Assumption of Obligations

2.1 Joint Owners' Responsibility. To the extent authorized under
Article 15.1 of the Contract and Article 13.0 of the Interconnection Agreement, each Contract Joint Owner and each
Highgate Joint Owner makes the assignments and agrees to perform the other obligations set forth in this Section 2.1.

2.1.1 Each Contract Joint Owner unconditionally assigns to the Participants its share of all power and energy purchased by it pursuant to the Contract, and each Highgate Joint Owner unconditionally makes a partial assignment to the Participants of its Share of all power and energy purchased by it pursuant to the Interconnection Agreement only for purposes of Participant Transactions.

2.1.2 Each Contract Joint Owner agrees unconditionally to make available to the Participants its Share of all other benefits to which it is entitled pursuant to the Contract, and each Highgate Joint Owner agrees to make available to the Participants its Share of all other benefits to which it is entitled pursuant to the Interconnect on Agreement that relates to Participant Transactions.

2.1.3 To the extent that a Contract Joint Owner has discretion with respect to the performance of any obligation under the Contract or a Highgate Joint Owner has discretion with respect to the performance of any obligation under the Interconnection Agreement that relates to Participant Transactions, each such Joint Owner agrees to perform such obligation in accordance with such direction as may be given by Vote.

2.1.4 The Highgate Joint Owners agree to vote to elect as members of the Highgate Interconnection "operating committee" (pursuant to the Highgate Joint-Ownership Agreement) the persons elected to the Operating Committee pursuant to Section 4.2 of this Agreement; these Joint Owners further authorize the Operating Committee so elected by the Participants to perform all responsibilities of such Highgate Interconnection operating committee on the Participants' behalf.

2.1.5 To the extent that performance of this Section 2.1 requires approval by the Highgate Joint Owners pursuant to the Highgate
Joint Ownership Agreement, each such Joint Owner hereby consents to and approves such transfer.

2.2 Subject to and in accordance with the provisions of this Agreement, the Participants unconditionally assume all or the Contract Joint Owners' obligations under the Contract and the Highgate Joint Owners' obligations under the Interconnection Agreement that relate to Participant Transactions, as though the Contract and the Interconnection Agreement have been assigned to them.

2.2.1 Specifically, and without limiting the foregoing, each Schedule A/B Participant unconditionally agrees to pay its Schedule A/B Share of the Contract Joint Owners' payment obligations for power and energy purchased pursuant to Schedules A or B of the Contract.

2.2.2 Specifically, and without limiting the foregoing, each Schedule C Participant unconditionally agrees to pay its Schedule C Share of the Contract Joint Owners' payment obligations for power and energy purchased pursuant to Schedule C of the Contract.

2.2.3 Specifically, and without limiting the foregoing, each Participant unconditionally agrees to pay its Interconnection Transactions Entitlement of the Highgate Joint Owners' payment obligations that relate to any Participant Transaction under the Interconnection Agreement.

2.3 Upon termination of this Agreement as to all Participants as provided in Section 8.9 of this Agreement, the Participants will, and by this Agreement do, reassign to the Contract Joint Owners and Highgate Joint Owners (as the case may be) all rights assigned to them pursuant to Section 2.1 of this Agreement.

2.3.1 Each Participant agrees to execute and perform any notice, filing, petition, contract, instrument or other document necessary to implement such assignment.

Article III -- Participant Decisions; Representative; Operating
Committee

3.1 All decisions of the Participants will be made by Vote of at least three individual Participants having a cumulative Interconnection Transactions Entitlement of more than fifty percent (50%), provided, however, that decisions that pertain only to Schedule A/B Power or only to Schedule C Power will be made by three Schedule A/B Participants or three Schedule C Participants (as the case may be) having a cumulative Schedule A/B Share or Schedule C Share of more than fifty percent (50%).

3.1.1 The Participants will vote to elect a Representative, which will be a Participant that is not elected to the Operating Committee pursuant to Sect-on 2.2 of this Agreement. The Participant elected will appoint an employee or agent to perform the Representative's obligations, who will have authority to act on behalf of the Participants with respect to all matters under this Agreement for which the Representative is responsible, excluding those responsibilities, authority and decisions of the Participants or the Operating Committee for which provision is made in this Agreement. The Participants will reimburse the Administration Costs incurred by the Representative pursuant to
Section 5.5 of this Agreement.

3.1.2 The Representative will schedule an annual meeting of the Participants for purposes of electing the Representative in accordance with this section, electing the Operating Committee as provided in Section 3.2 hereof, adopting a budget of Administration Costs as required pursuant to Subsection 3.1.3 of this Agreement, appointing an auditor to audit the performance of VELCO (or such other person appointed pursuant to Section 5.7 hereof) under Article V of this Agreement, if the Participants Vote so to do, and taking such other action as may be appropriate, which meeting will take place no earlier than October 1 or later than December 31 of any calendar year.

3.1.2.1 Any Participant or the Representative may request a special meeting of the Participants by Notice to the Representative, and the Representative will schedule such meeting promptly upon receipt of such Notice, providing each Participant and VELCO fifteen (15) days Notice thereof.

3.1.3 At the annual meeting for which provision is made in Subsection 3.1.2 hereof, the Participants will adopt a budget for the Administration Costs to be incurred in the succeeding calendar year.

3.1.4 For and in consideration of any Participant's willingness to serve as a Representative for no consideration other than the payment of its costs as provided in Subsection 3.1.1 of this Agreement, each other Participant will indemnify, defend and hold harmless any Participant elected as a Representative, and the employee or agent appointed by such Participant to act therefor, from and against all Claims arising in favor or brought about by or on behalf of any person, including any other Participant and any governmental authority, arising on account of personal injuries, bodily injuries or death, including employees or agents of such Participant, or damage to or loss of property caused by any act or omission of such Participant, including such employees or agents, or anyone for whose acts any of them may be liable, arising out of its (or their) performance hereunder as the Representative, provided, however, that such Participant will be liable for such Claims to the extent that they are finally determined to have been caused by such Participant's wanton or willful misconduct by a court of competent authority, and following expiration of the time for, or affirmance following, all appeals therefrom.

3.1.5 If any Participant claims that a Participant elected as Representative has breached its responsibilities under this Agreement or has otherwise acted against, or omitted to act in, the interest of all Participants as provided hereunder, it will give Notice to all Participants no later than the earlier of six
(6) months after the date on which such breach is discovered, or should have been discovered with the exercise of due diligence, or three (3) years after the date on which such breach is claimed to have occurred, and the failure to give Notice within such period will constitute a release of the Participant elected as Representative from any Claims against such Participant brought pursuant to this Subsection 4.1.5 with respect to such claimed breach.

3.1.6 Each January, the Representative will retain the auditor, if any, appointed at the annual meeting (for which provision is made in Subsection 3.1.2 hereof) to audit the performance of VELCO (or such other person appointed pursuant to Section 5.7 hereof) under
Article V of this Agreement. After receipt of the auditor's report, the Representative may schedule a special meeting of the Participants to review such report and take such action as may be appropriate thereon.

3.2 By Vote in accordance with Section 3.1 of this Agreement, the Participants will elect annually two Participants to serve on the Operating Committee, which will have the responsibilities of the Operating Committee established pursuant to this Agreement, the Contract, the Interconnection Agreements, and any other power-purchase or transmission agreement between the Highgate Joint Owners and Hydro-Quebec, provided that an individual Participant may not be elected to serve more than one of the Operating Committee's two positions. The Participants agree to reimburse Administration Costs incurred by each Participant elected to the Operating Committee pursuant to Section 5.5 of this Agreement and will insure each such Participant (and the member and alternate appointed to the Operating Committee) against all risks (including negligence) arising from its (or their) performance hereunder to the extent such insurance is available at reasonable cost from a carrier of recognized financial responsibility that is qualified to transact business in Vermont.

3.2.1 Each Participant elected will determine the individual employee or agent who will serve as the member of the Operating
Committee and as such member's alternate.

3.2.2 The Operating Committee will give Participants Notice of, and Participants will have the right to attend, meetings of the Operating Committee, including meetings that Hydro-Quebec members attend; provided, however, that Participants will not have the right to attend meetings with Hydro-Quebec involving negotiations related to the Contract, the Interconnection Agreements or any other power-purchase or transmission agreements, but through the Representative the Operating Committee will report to all Participants periodically on the substance of any such negotiations, including on any consideration of or proposed Participant Transactions as provided in Paragraphs 3.2.2.1 or
3.2.2.2 of this Agreement.

3.2.2.1 The Operating Committee or any member thereof will inform the Representative (or its agent) of any negotiations with Hydro-Quebec at which use of either of the Interconnection
Agreements to effect a Participant Transaction is first considered as soon as practicable following such negotiations.

3.2.2.2 The Operating Committee will give Notice to the Representative and all Participants of any proposed Participant Transaction described in Paragraph 1.1.28(c), such Notice to include the transaction's basic terms and be effective at 5:00 p.m. on the third full business day after such Notice is given.

3.2.3 The Operating Committee will (and by this Agreement each Participant will cause any member or alternate chosen by it to serve on the Operating Committee to) act in good faith and consistent with prudent utility practice, the objective being to administer the Operating Committee's responsibilities hereunder so that Contract power and energy or power and energy purchased under the Interconnection Agreements, or any other power-purchase agreement with Hydro-Quebec subject to this Agreement, will be planned, procured, scheduled, transmitted, distributed and delivered for the benefit of all Participants consistently with the requirements of and subject to any restrictions or limitations in any such agreement, and so that the scheduling, use and management of the Delivery Facilities will be operated as efficiently, economically, safely, and reliably as possible consistently with the requirements and subject to any restrictions or limitations in agreements governing the support, operation or use of such facilities and with the interests of any Participant owning such facilities.

3.2.4 For and in consideration of any Participant's willingness to serve as a member of the Operating Committee for no consideration other than the payment of its costs as provided in Section 3.2 of this Agreement, each other Participant will indemnify, defend and hold harmless each Participant elected to the Operating Committee, its officers, employees and agents, including the employees or agents selected by each such Participant to be a member or an alternate on the Operating Committee, from and against all Claims arising in favor or brought about by or on behalf of any person, including any other Participant and any governmental authority, arising on account of personal injuries, bodily injuries or death, including employees or agents of such Participant, or damage to or loss of property caused by any act or omission of such Participant, or such employees or agents, or anyone for whose acts any of them may be liable, arising out of its (or their) membership on the Operating Committee, provided however, that a Participant will be liable for such Claims to the extent they are finally determined to have been caused by such Participant's negligence, gross negligence or material breach of this Agreement (not approved by Vote of the Participants) or its wanton or willful misconduct by a court of competent authority, and following expiration of the time for, or affirmance following, all appeals therefrom.

3 2.5 If any Participant claims that any Participant elected to the Operating Committee has breached its responsibilities under this Agreement or otherwise acted against, or omitted to act in, the interest of all Participants as provided hereunder, it will give Notice to the Participants no later than the earlier of six
(6) months after the date on which such breach is discovered, or should have been discovered with the exercise of due diligence, or three (3) years after the date on which such breach is claimed to have occurred, and the failure to give Notice within such period will constitute a release of such Participant from any Claims against such Participant brought pursuant to Section 3.2 hereof with respect to such claimed breach.

3.3 Each Participant will inform the Representative (or its agent) and the Operating Committee of negotiations with Hydro-Quebec at which use of either of the Interconnection Agreements to effect a transaction is first considered as soon as practicable following such negotiations.

Article IV -- Allocation of Shares of Schedule A/B Power and
Schedule C Power

4.1 Each Participant named on Schedule I to this Agreement has the right to purchase and the obligation to pay, and perform other obligations related to, its Share of Schedule A/B Power set forth on Schedule I to this Agreement.

4.2 Each Participant named on Schedule IIA to this Agreement has the right to purchase and the obligation to pay, and perform other obligations related to, its Share of Schedule C Power set forth on
Schedule IIB to this Agreement.

4.3 Each Participant named on Schedule III to this Agreement has the right to purchase and the obligation to pay, and perform other obligations related to, its Interconnection Transactions
Entitlement (set forth on Schedule III to this Agreement) of any Participant Transactions.

4.3.1 For each Participant Transaction described in Subsection 1.1.28(a), a Participant will have only such purchase right or payment or other obligations if it either has Voted for the transaction or, if it Voted against the transaction, gave Notice to the Representative and Operating Committee before such Vote of its intent to participate in the transaction if nonetheless approved. A Participant that Votes against such transaction without such Notice will be deemed to have waived any rights it has under this Agreement to the benefits of such transaction and each other Participant that so Votes to participate or notifies the Representative and Operating Committee of its participation in the transaction will be deemed to have waived any Claims it has against such nonparticipating Participant with respect to any payments for or other obligations related to such transaction.

4.3.2 For each Participant Transaction described in Subsection
1.1.28(b), all Participants will have such purchase right and payment and other obligations, without any requirements of Notice to or approval of the transaction by any Participant.

4.3.3 For each Participant Transaction described in Subsection 1.1.28(c), a Participant will have only such purchase right or payment and other obligations if it gives notice to the Representative and Operating Committee of its agreement to participate in such transaction and such Notice is received by the Representative and Operating Committee before the Operating Committee's Notice of such transaction becomes effective (for which provision is made in Paragraph 3.2.2.1 of this Agreement). If a Participant elects not or omits to give such Notice before the Operating Committee's Notice becomes effective, such Participant will be deemed to have waived any rights it has under this Agreement to the benefits of such transaction and each other Participant that participates in the transaction will be deemed to have waived any Claims it has against such non-participating Participant with respect to any payments for or other obligations related to such transaction.

4.4 Upon each new calculation of the Interconnection Transactions Entitlement or the consummation of any assignment permitted under
Section 8.4 of this Agreement, including any disposition of assets for which provision is made in Subsection 8.4.2 or decision not to cancel Schedule C Power under Subsection 8.4.3, the Representative will adjust the Participants named, their Shares of Contract power and associated energy or their Interconnection Transactions Entitlement stated in Schedules I, IIA, IIB or III to this Agreement (as necessary), substitute new schedules to this Agreement as so adjusted and provide Notice thereof to each signatory hereto.

4.5 Each Participant will provide firm transmission capacity on Delivery Facilities adequate to transmit its Share of Schedule A/B Power and Schedule C Power (if any) and, by this Agreement, will have no right to use any such transmission capacity provided by any other Participant for transmission of its Share of such power for any transaction other than Participant Transactions.

4.5.1 Section 4.5 notwithstanding, a Participant will have the right to use transmission facilities other than the entitlement to Delivery Facilities that it has as of the date on which this Agreement is restated for transmission of its Share or contract power and energy under this Agreement upon Notice to the Representative of its intent to use new Delivery Facilities and provided that such transmission, combined with such Participant's right to use existing Delivery Facilities, will be adequate to transmit its Share of Contract power and energy under this Agreement and will be subject to this Agreement's provisions, including its provisions for default under Article VI hereof.

Article V -- Billing

5.1 VELCO will be responsible for all billing arrangements hereunder as set forth in this Article V.

5.2 The Participants hereby indemnify VELCO, and its employees and agents, from and against all Claims arising in favor or brought about by or on behalf of any third person, including any governmental authority, on account of personal injuries, bodily injuries or death, including employees or agents of VELCO or any Participant, or damage to or loss of property caused by any act or omission of VELCO or any Participant, or its or their agents or employees, or anyone for whose acts any of them may be liable, arising out of its (or their) performance of this Agreement, provided, however, that VELCO will be liable for such claims to the extent that they are finally determined to have been caused by its willful or wanton misconduct by a court of competent authority, and following expiration of the time for, or affirmance following, all appeals therefrom.

5.3 VELCO agrees to pay to Hydro-Quebec when due all amounts billed to the Participants pursuant to the Contract, the Interconnection Agreements, or any other power-purchase or transmission agreement approved by Vote of the Participants.

5.4 No later than the tenth (10th) day of each calendar month, VELCO will bill each Participant for its Share of Schedule A/B
Power, Schedule C Power and Participant Transactions delivered during the previous month (in advance of receiving from Hydro-Quebec the bill therefor).

5.4.1 Such bills will be decreased to the extent of any credit due a Participant on payments made in previous months in excess of the actual charges due pursuant to this Agreement and increased to the extent payments made in previous months were less than amounts due pursuant to this Agreement, with interest thereon at VELCO's cost of working capital.

5.4.2 Each Participant agrees to pay no later than the fifteenth
(15th) day of each calendar month all amounts so billed to it by VELCO. Payments made after the fifteenth (l5th) day of the month will accrue interest at the Interest Rate.

5.4.3 The obligation to make payment under this Section 5.4, and under any other provision of this Agreement, is unconditional and applies whether the Delivery Facilities, or any additional Delivery Facilities designated by the Participant as provided in Subsection 4.5.1 hereof, are available or operate or not and regardless of whether energy is delivered to a Participant by such facilities pursuant to the Contract or the Interconnection Agreements.

5.5 In addition to any amounts due and billed hereunder, VELCO will bill each Participant monthly in advance for its share of Administration Costs, allocated in accordance with the Interconnection Transactions Entitlement of each Participant. Such bills will be rendered and paid on the dates, will bear interest at the Interest Rate, and will be adjusted in successive months as provided in Section 5.3 of this Agreement.

5.6 If a Participant makes a general assignment for the benefit of creditors, or if any proceeding is instituted against a signatory (and is not dismisses within sixty (60) days), or by a signatory, seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of lt or its debt under any law related to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or if a signatory takes any action to authorize any of the actions set forth in this Section 5.6, or in the event of an occurrence, transaction, event or condition (arising after the date hereof) affecting a Participant that in the opinion of the Participants, reasonably exercised (and as evidenced by Vote), and, after first having given such Participant an opportunity to present its views, materially could impair the ability of such Participant to continue to pay its current obligations as they become due, such Participant will be obligated to make payment of all amounts due under this Agreement (on an estimated basis and subject thereafter to adjustment as provided in Subsection 5.4.1 hereof) forty-five (45) calendar days before the date on which bills would otherwise be due as provided herein.

5.7 Upon ninety (90) days' Notice to each signatory, including VELCO, and Payment of all amounts due VELCO hereunder, including payments due for such ninety- (9O-) day period, the Participants by Vote may terminate VELCO's obligations under this Article V and appoint another person that upon execution of this Agreement will perform VELCO's obligations under this Article V.

Article VI -- Defaults; Remedies

6.1 Default Pursuant to Underlying Agreements

6.1.1 A Highgate Joint Owner in default under the Highgate Joint-Ownership Agreement or the Highgate Operation Agreement (or a VPPSA Participant in default under the Project 3 Agreement) is in default of this Agreement; if other Highgate Joint Owners (or VPPSA Participants) assume such defaulting Highgate Joint Owner's (or VPPSA Participant's) obligations in accordance with the Highgate Joint-Ownership Agreement (or Project 3 Agreement), then such curing Highgate Joint Owners (or VPPSA Participants) will succeed Pro Rata to such defaulting Highgate Joint Owner's (or VPPSA Participant's) rights as a Participant under this Agreement unless and until such defaulting Participant cures its default as provided thereunder.

6.1.2 A Phase I Participant in default under the Vermont Phase I Agreement is in default or this Agreement; if other Phase I Participants assume such defaulting Phase I Participant's obligations under the Vermont Phase I Agreement, then such curing Phase I Participants will succeed Pro Rata to such defaulting Phase I Participant's rights as a Participant under this Agreement unless and until such defaulting Participant cures its default as provided thereunder.

6.1.3 A Phase II Participant in default under the Vermont Phase II Agreement is in default or this Agreement; if other Phase II Par-ticipants assume such defaulting Phase II Participants obligations in accordance with the Vermont Phase II Agreement, then such curing Phase II Participants will succeed Pro Rata to such defaulting Phase II Participant's rights as a Participant under this Agreement unless and until such defaulting Participant cures its default as provided thereunder.

6.2 Failure to Cure Default Pursuant to Underlying Agreements

6.2.1 If a Highgate Joint Owner is in default under the Highgate Joint-Ownership Agreement or the Highgate Operation Agreement (or a VPPSA Participant under the Project 3 Agreement), and the non-defaulting Highgate Joint Owners (or VPPSA Participants) fail to cure such default, then the other Participants hereunder will assume all the defaulting Highgate Joint Owner's (or to the extent not cured hy other VPPSA Participants, a VPPSA Participant's) obligations under the Highgate Joint-Ownership Agreement or the Highgate Operation Agreement (or Project 3 Agreement) Pro Rata, and the defaulting Highgate Joint Owner (or VPPSA Participant) agrees to take all actions necessary to assign and otherwise transfer to the Participants so curing hereunder all of the defaulting Highgate Joint Owner's (or VPPSA Participant's) rights under the Highgate Joint-Ownership Agreement or the Highgate Operation Agreement (or Project 3 Agreement) and such Participant's right hereunder to purchase Contract and Interconnection Agreements power and energy transmitted thereby unless and until such defaulting Participant cures its default as provided thereunder.

6.2.2 If a Phase I Participant is in default under the Vermont Phase I Agreement, and the nondefaulting Phase I Participants fail to cure such default, then the other Participants hereunder will assume all the defaulting Phase I Participant's obligations under the Vermont Phase I Agreement Pro Rata, and the defaulting Phase I Participant agrees to take all actions necessary to assign and otherwise transfer to the Participants so curing hereunder all of the defaulting Phase I Participants rights under the Vermont Phase I Agreement and such Participant's right hereunder to purchase Contract and Interconnection Agreements power and energy transmitted thereby unless and until such defaulting Participant cures its default as provided thereunder.

6.2.3 If a Phase II Participant is in default under the Vermont Phase II Agreement, and the nondefaulting Phase II Participants fail to cure such default, then the other Participants hereunder will assume all the defaulting Phase II Participant's obligations under the Vermont Phase II Agreement Pro Rata, and the defaulting Phase II Participant agrees to take all actions necessary to assign and otherwise transfer to the Participants so curing hereunder all or the defaulting Phase II Participant's rights under the Vermont Phase II Agreement and such Participant's right hereunder to purchase Contract and Interconnection Agreements power and energy transmitted thereby unless and until such defaulting Participant cures its default as provided thereunder.

6.3 Default under this Agreement

6.3.1 If a Schedule A/B Participant fails to pay for Schedule A/B Power or Transmission Rights related thereto as required hereunder, including any Administration Costs related thereto, then all other Participants will immediately assume such resulting Participant's obligations under this Agreement pertaining to Schedule A/B Power and Transmission Rights related thereto Pro Rata; if such defaulting Participant fails to cure within 90 days, then the defaulting Participant's rights hereunder with respect to Schedule A/B Power, including its Transmission Rights therefor, will be terminated, and such curing Participants will thereafter permanently assume the obligations and be entitled to the defaulting Participant's rights to Schedule A/B Power and such Transmission Rights under this Agreement Pro Rata without further obligation to such defaulting Participant.

6.3.2 If a Schedule C Participant fails to pay for Schedule C Power or Transmission Rights related thereto as required hereunder, including any Administration Costs related thereto, then the other Participants will immediately assume such defaulting Participant's obligations under this Agreement pertaining to Schedule C Power and Transmission Rights related thereto Pro Rata; if such defaulting Participant fails to cure within 90 days, then the defaulting Participant's rights hereunder with respect to Schedule C Power, including its Transmission Rights therefor, will be terminated, and such curing Participants will thereafter permanently assume the obligations and be entitled to the defaulting Participant's rights to Schedule C Power and such Transmission Rights under this Agreement Pro Rata without further obligation to such defaulting Participant.

6.3.3 A Participant in default of both its Schedule A/B Power or Transmission Rights obligations as provided in Subsection 6.3.1 and its Schedule C Power or Transmission Rights obligations as provided in Subsection 6.3.2 will be in default of this Agreement and upon failure to cure as provided in each such subsection will be terminated from this Agreement.

6.4 By the provisions of this Article VI, the Participants intend that any and all Participants required hereunder to assume a Participant's obligation to pay for (a) transmission facilities used hereunder will be entitled to such Participant's rights and will assume its obligations to purchase the power and energy transmitted by such facility, and (b) power and energy hereunder will be entitled to such Participant's rights and will assume its obligations to use the transmission facilities used by such Participant hereunder to transmit such power and energy.

6.5 The foregoing notwithstanding, each Participant reserves all of its rights at law and equity against a Participant in default
(as provided in this Article VI) or otherwise in breach of this Agreement.

6.5.1 A Participant that is a municipality covenants and agrees to fix, revise and collect fees and charges for electric power and energy and other services, facilities and commodities furnished or supplied through its electric system at least sufficient to provide revenues adequate to meet its obligations under this Agreement and, in addition, to pay all other amounts payable from or constituting a charge and lien upon such revenues, including amounts sufficient to pay the principal of and interest on all Securities issued by the Participants for electric purposes. The obligations of such a Participant under this Agreement will be treated as an expense of operating its electric plant and constitute a special obligation of the Participant payable solely from the revenues and other moneys derived by it from its electric system.

Article VII -- Cooperation Among Participants

7.1 Each Participant will provide or cause to be provided such assistance as set forth in this Article VII as another Participant may reasonably request and for which such Participant agrees to pay in connection with the issuance and sale, whether public or private, by such Participant of any Securities.

7.2 Each Participant, in connection with the issuance and sale by any other Participant of Securities, will make available one of its senior personnel, who is knowledgeable about the electric-utility business of such Participant, to assist in the preparation of any official statement or report; provided, however, that such assistance and preparation will be limited to such information concerning the electric-utility business of such Participant as may be necessary and relevant to any such official statement or report. Such assistance will be provided at such times, and at such places, as shall be reasonably agreed by such Participant that requests assistance and the Participant providing such assistance.

7.3 Each Participant and any entity acting on its behalf in the preparation of any statement or report will certify and represent to any Participant that requests such statement or report as true, subject to any qualification contained in such certification, any information contained in the respective statements or reports supplied by or on behalf of such Participant (including any such entity) to any other Participant under this article, and such Participant (and any such entity, as applicable) will state that any statements in such reports that purport to be statements of fact are true and correct in all material respects and that such report does not omit to state any material fact necessary to make such report not misleading in the light of the circumstances under which it is furnished. Such certification and representation will, upon request of the underwriters or any other financing entity involved in the issuance and sale of Securities, be embodied in a letter or letters of representation addressed to the underwriters or to such other financing entity.

7.4 Each Participant will also, upon request, furnish an opinion of its counsel addressed to the underwriters or to any other financing entity involved in the issuance and sale of Securities by another Participant that requests assistance under this article to the effect that the execution and delivery by such Participant of the letter or letters of representation referenced in this article to be executed by it have been duly and effectively authorized by all requisite action.

7.4.1 A Participant's failure to furnish such an opinion will not constitute grounds for its termination hereunder, but the Participant will be liable hereunder for any Claims by the Participant that requests such assistance.

7.5 Any liability for any Claims that any Participant may have to any other Participant, the underwriters of any Securities, or any other financing entity involved in the issuance and sale by a Participant of any Securities, by reason of any misstatement of material fact or omission of material facts by such Participant in the information furnished pursuant to this article, will be borne by such Participant, subject to any rights of contribution to which it may be entitled by law, and will not be a cost reimbursable by the other Participants under this Agreement. For purposes of the preceding sentence, such Participant's liability will include the costs of its defense of any lawsuit involving the subject matter of such sentence, whether or not such Participant prevails in such defense, but to the extent permitted by law such Participant will be held harmless by the Participant that requests assistance under this article against any and all Claims against such Participant, including reasonable attorneys' fees, resulting from any misleading, improper or erroneous use of such information by the Participant that requests such assistance, the underwriters, or any other financing entity involved in such Participant's issuance of Securities. The Participant that requests assistance under this article will also bear all other costs of the Participant that provides such assistance as provided in this article, excepting, however, any liability resulting from any misstatement by such Participant of a material fact or the omission by such Participant of a material fact necessary in order to make information provided under this article, in the light of the circumstances under which it was furnished, not misleading.

Article VIII -- Miscellaneous Provisions

8.1 There is no intention to create by this Agreement, or by any other contract, transaction or activity related hereto, an association, joint venture, trust or partnership, or to impose on any signatory trust or partnership rights or obligations; any such implied intention is expressly negated. Except as expressly provided in this Agreement, no signatory will have by virtue of this Agreement or of any such contract, transaction or action the right or power lo bind any other signatory without the other signatory's express written consent.

8.2 Nothing in this Agreement is intended to create any rights or benefits for any person that has not executed this Agreement.

8.3 This Agreement may be amended by Vote in accordance with
Section 3.1 of this Agreement, except that with respect to any right or obligation of VELCO this Agreement may be amended only by such Vote with VELCO's written consent, and provided, however, that no amendment may operate to (a) reduce the Vote required to amend this Agreement or (b) change the rights and obligations of any Participant relative to the other Participants based on their Shares of Contract power or energy hereunder or (c) change the nature of costs and expenses to be shared by the Participants pursuant to this Agreement, in each case without the written consent of each Participant. Amendments to this Agreement must be in writing and be executed by the requisite signatories required to effect amendment pursuant to this Section 8.3.

8.4 This Agreement may not be assigned to any other signatory or to any person not a signatory to this Agreement except (a) if the signatory making the assignment remains unconditionally obligated to perform its obligations under this Agreement, (b) such assigning signatory will have given each other signatory Notice of the proposed terms of assignment, such Notice to (and by this Agreement does) constitute an offer to each other signatory (other than VELCO) to assign on the same terms and conditions of the proposed assignment its rights under this Agreement, and (c) the proposed assignment will not be consummated until ninety (90) days following the date on which such Notice will have been given without one or more other signatories to this Agreement (other than VELCO) having accepted and consummated such offer to assign such signatory's rights under this Agreement. If more than one signatory accepts such offer, the rights of the assigning signatory will be assigned Pro Rata, and upon confirmation of such assignment (the previous sentence notwithstanding) the assigning Participant will be released thereafter by all signatories to this Agreement from any obligations hereunder, provided that the terms and conditions of such assignment require the assignee signatory or signatories to assume unconditionally the assigning Participant's obligations under this Agreement.

8.4.1 The foregoing notwithstanding, each Participant will have the right to assign any right to power or energy purchased pursuant to this Agreement and any Transmission Rights hereunder related thereto without obtaining the consent of any other signatory to this Agreement, provided that such assignment does not constitute an assignment of any obligations of such Participant under this Agreement.

8.4.2 The foregoing notwithstanding, a Participant may elect to sell, lease or otherwise dispose of all or substantially all of its electric system upon ninety (90) days Notice thereof to the Participants, such Notice to specify the security or other contractual arrangements to be provided by such Participant that will provide adequate assurances of the continued performance of such Participant's obligations hereunder; provided that such security or other contractual arrangements provides such assuran-ces, a Participant will have the right to assign its obligations pursuant to this Agreement as part of such sale, lease or disposal.

8.4.3 The foregoing notwithstanding, the rights of each Schedule C Participant that has obtained all Approvals required to purchase Schedule C Power to cancel all or any portion of its Share, as set forth in the Representative's Notice to the Participants dated December 8, 1989, of its purchases of power under Sub-schedule C-4b of the Contract are subject to the following:

8.4.3.1 A Schedule C Participant that determines to cancel any amount of its purchases of power and energy under Sub-schedule C-4b of the Contract must give Notice thereof to the Representative no later than January 1, 1996, such Notice to con-stitute an offer to sell such power and energy (as the case may be) to the other Schedule C Participants Pro Rata.

8.4.3.2 Within five days of receipt of such Notice, the Representative will give Notice to the Participants of the amount of Schedule C Power thereby offered to the Participants. Within ten days of the date of such Notice from the Representative, each Schedule C Participant will give Notice to the Representative stating whether (and to what extent) such Schedule C Participant desires to accept such offer (including amounts not taken by other Participants to which such offer is made); failure to provide such Notice will be deemed to constitute a decision by such Schedule C Participant not to accept such offer.

8.4.3.3 No later than five days before the date on which written notice is due Hydro Quebec under the Contract in order to effect cancellation of all (or any part) of any option to cancel purchases under Sub-schedule C-4b, the Representative will give Notice to the Operating Committee as to the amounts of such power and energy to be canceled, and the Operating Committee is authorized and directed to give written notice, either itself or through VELCO, to Hydro-Quebec to effect such cancellation.

8.5 Each signatory to this Agreement agrees to execute and perform any other notices, contracts, instruments, filings, petitions, and other documents and to take any other action reasonably required to implement and perform any provision of this Agreement.

8.6 VELCO's obligations hereunder are limited to those for which provision is expressly made in Articles V and VIII of this Agreement.

8.7 The signatories acknowledge that informal resolution of disputes is in their mutual interest. Accordingly, each signatory agrees that for any Claim arising under this Agreement the signatories (or any two or more of them as applicable) will in good faith attempt to resolve the Claim informally. If such Claim is not resolved informally, the claiming signatory will give Notice cf its Claim to the Representative and any signatory against which the Claim is brought, and the Chief Operating Officer of each such signatory will attempt in good faith to resolve the Claim. The parties agree and covenant that they will not file a lawsuit or institute other legal action pursuant to this Agreement unless the signatories fail to resolve the Claim in accordance with the foregoing procedure and at least thirty (30) days have passed from the date on which such Notice is delivered. No signatory will be entitled to recover from any other signatory, or any affiliate or any shareholder, director, officer, or employee thereof, Claims arising from another signatory's performance under this Agreement, except a signatory will be liable for such Claims to the extent they are finally determined to have been caused by such signatory's negligence, gross negligence or material breach of this Agreement (not approved by Vote of the Participants), or its wanton or willful misconduct, by a court of competent authority and following expiration of the time for, or affirmance following, all appeals therefrom.

8.8 Except for a delay or failure to make any payment a Participant is obligated to make under this Agreement, or any agreement (including the Contract and the Interconnection Agreements) related hereto, no failure or delay in the performance of any obligation by a signatory under this Agreement will be deemed to exist if it is the result of any cause beyond the reasonable control of the signatory that the signatory could not have reasonably been expected to avoid by the exercise of due diligence, including, without limiting the generality of the foregoing, storm, flood, lightning, earthquake, fire, explosion, civil disturbance, labor disturbance, sabotage, war, national emergency, or restraint by court or public authority. In such event, the signatory will give Notice of such event to all signatories to this Agreement within fifteen (15) days of its occurrence and will diligently seek to remove the cause preventing its performance of the obligation at the earliest possible date.

8.9 This Agreement will terminate as to all signatories upon termination of the Contract, provided, however, that this Agreement will be terminated as to any individual Participant upon termination of such Participant as provided in Article VI of this Agreement.

8.9.1 The foregoing notwithstanding, this Agreement will continue in effect after termination to the extent necessary to make payment of any amount due hereunder or to resolve any Claims hereunder in accordance with the provisions for resolving Claims set forth herein.

8.10 Notice will be given under this Agreement in writing addressed to the required recipient at the address set forth on the signature pages to this Agreement, be effective on the earlier of receipt or five (5) days after the date of such Notice and be deemed to be achieved if given by first-class mail, provided, however, that if pursuant to any provision of this Agreement Notice must be effected by a specified date no more than five (5) days from the date of such Notice, Notice will be effected only by overnight carrier, hand delivery, or telefacsimile the receipt of which is confirmed in writing by the recipient.

8.10.1 Any signatory to this Agreement may change the address used to effect Notice set forth on the signature pages to this Agreement by giving Notice thereof to the Representative and each other signatory in accordance with the procedures set forth in this Section 8.10.

8.11 This Agreement is the act and obligation of the signatories hereto in their corporate or governmental capacity, and any Claims hereunder against any shareholder, director, trustee, officer, employee or agent of any signatory, as such, is expressly waived.

Schedule I

                             Schedule A             Schedule B
                             5/1/91 To              9/23/95 To
Company                      9/22/95                10/31/15
-------                      ----------             ----------
Barton                            168                     672
Citizens                          104                     415
CVPS                           23,312                  92,248
Enosburg                          183                     730
GMP                            16,888                  67,554
Hyde Park                          97                     390
Ludlow                            321                   1,284
Lyndonville                       610                   2,438
Morrisville                       534                   2,136
Northfield                        300                   1,198
Orleans                           180                     722
Rochester                          84                     336
Stowe                             572                   2,288
WEC                               647                   2,589
                              --------                --------
TOTAL                          44,000                 175,000



Schedule IIA

Barton
CVPS
Citizens
Enosburg
GMP
Hyde Park
Ludlow
Lyndonville
Morrisville
Northfield
Orleans
Rochester
Stowe
Vermont Marble

PAGE

Schedule IIB

KILOWATTS BASED ON SCHEDULE C ENTITLEMENTS

                Sched C-1   Sched C-2   Sched C-3   Sched C-4a   Sched C-4
                5/1/91 to   5/1/92 to   11/1/95 to  11/1/96 to   11/1/00 to
Company         10/31/12    10/31/12    12/31/15    10/31/16     10/31/20
-------         ---------   ---------   ----------  ----------   ----------

Barton              397         200           58         128           0

CVPS             30,725      20,526            6      23,714*          0

Citizens         19,995       5,132          125           0       5,671

Enosburg            160         316          141           0         329

GMP                   0           0       46,619           0           0

Ludlow              334           0            0           0           0

Lyndon-               0          78            5       1,158           0
ville

Morris-              20         554            3           0*          0
ville

Northfield          246          66            2           0           0

Rochester             0           0            3           0           0

Stowe             l,075         128           38           0           0

VMCO              2,048           0            0           0           0

*From 5/1/98 until 4/30/12, CVPS will have 23,216 and
Morrisville 500 kilowatts


Schedule III

Barton                  0.6071%
Citizens               40.7579%
CVPS                   38.4437%
Enosburg                0.5230%
GMP                    13.4032%
Hyde Park               0.0770%
Ludlow                  0.5198%
Lyndonville             0.5460%
Morrisville             0.8794%
Northfield              0.4857%
Orleans                 0.1429%
Rochester               0.0667%
Stowe                   1.4087%
Washington Electric     0.5135%
Vermont Marble          1.6254%

Schedule IV

Barton
Enosburg
Hyde Park
Ludlow
Lyndonville
Morrisville
Northfield
Orleans
Stowe
Washington Coop

Exhibit A
[Copy of Contract]




0005370.01